                                                      [LUCENT TECHNOLOGIES LOGO]

May 13, 2002

Dear Shareowner,

I am pleased to report that the spin-off of Agere Systems Inc., Lucent's former microelectronics business, is expected to become effective on June 1, 2002. Following the spin-off, Agere will become a fully separate, publicly traded company. Agere's Class A stock already trades on the New York Stock Exchange under the symbol AGR.A. Following the spin-off, Agere's Class B stock will trade on the NYSE under the symbol AGR.B.

Holders of record of Lucent common stock as of the close of business on May 3, 2002, the record date for the distribution, will receive one share of Agere Class A common stock for every 92.768991 shares of Lucent common stock held and one share of Agere Class B common stock for every 3.779818 shares of Lucent common stock.

No action is required on your part to receive your Agere shares. You will not be required either to pay anything for the new shares or to surrender any shares of Lucent common stock.

Lucent has received a ruling from the Internal Revenue Service declaring, for U.S. Federal income tax purposes, that the distribution of Agere common stock is tax-free to Lucent and to you to the extent that you receive Agere common stock.

The enclosed information statement describes the distribution of Agere Class A and Class B common stock, including how we determined the number of shares you will receive, how fractional interests will be treated and the U.S. Federal income tax consequences of the spin-off. It also contains summary information about Agere and contact information if you have any questions regarding the distribution.

The distribution of our Agere shares is the final step in establishing Agere as a fully separate company, and is a milestone for Lucent, Agere and our shareowners. We look forward to moving ahead as two financially independent companies.

Sincerely,

Patricia Russo
Chief Executive Officer

INFORMATION STATEMENT
                37,000,000 SHARES OF AGERE CLASS A COMMON STOCK

                908,100,000 SHARES OF AGERE CLASS B COMMON STOCK
                             ---------------------
           SPIN-OFF OF AGERE SYSTEMS INC. THROUGH THE DISTRIBUTION BY

                            LUCENT TECHNOLOGIES INC.
 OF SHARES OF AGERE CLASS A AND CLASS B COMMON STOCK TO ITS COMMON SHAREOWNERS
                             ---------------------
     We are sending you this information statement because we are completing our spin-off of Agere Systems Inc., a majority owned subsidiary which we refer to as Agere. We are effecting the completion of this spin-off by distributing:

     - 0.010779464 of a share of Agere Class A common stock as a dividend on each outstanding share of Lucent common stock, amounting to 37.0 million shares of Agere Class A common stock in total; and

     - 0.264563010 of a share of Agere Class B common stock as a dividend on each outstanding share of Lucent common stock, amounting to 908.1 million shares of Agere Class B common stock in total.

The distribution will be effective as of June 1, 2002, to holders of record of Lucent common stock at 5:00 p.m. EDT on May 3, 2002.

     Agere was formed as part of our plan to spin-off our microelectronics business. Agere's Class A common stock began trading on the New York Stock Exchange following its initial public offering in March 2001. We own 37.0 million shares of Agere Class A common stock and all 908.1 million outstanding shares of Agere Class B common stock, which, at April 1, 2002, together represented approximately 84.2% of the combined voting power of both classes of Agere's voting stock with respect to the election and removal of directors and approximately 57.8% of the voting power of Agere's outstanding common stock with respect to all other matters.

     No vote of our shareowners is required in connection with this spin-off. You will not be required to pay cash or provide any other consideration or to surrender or exchange any shares of Lucent common stock in order to receive the distribution of Agere common stock. Therefore, you are not required to take any action.

                             ---------------------

     We are sending you this Information Statement, which contains additional information about Agere and the terms of this spin-off, for your information only. If you would like more information, please call our information agents. If you are a registered holder, call The Bank of New York, at 1-888-LUCENT6 (Domestic) or +1-610-312-5318 (International) or send an email to lu-shareholders-svcs@email.bony.com. If you are calling from a bank or brokerage firm, please call Morrow & Co., Inc. at 1-212-754-8000. If your shares of Lucent common stock are held with a broker, bank or other nominee, call 1-877-366-1578.

                             ---------------------

     NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE AGERE COMMON STOCK TO BE ISSUED TO YOU PURSUANT TO THIS DISTRIBUTION OR DETERMINED IF THIS INFORMATION STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this information statement is May 13, 2002.

                      INFORMATION ABOUT THE AGERE SPIN-OFF

THE SPIN-OFF

     On April 21, 2002, our board of directors approved the completion of our spin-off of Agere through the distribution by us of shares of Agere Class A and Class B common stock to persons who are our common shareowners as of the May 3, 2002, record date. In order to effect this distribution, our board of directors declared dividends on Lucent common stock comprising, in the aggregate:

     - 37.0 million shares of Agere Class A common stock; and

     - 908.1 million shares of Agere Class B common stock,

which, at April 1, 2002, together represented approximately 84.2% of the combined voting power of Agere's voting stock with respect to the election and removal of directors and approximately 57.8% of the voting power of Agere's outstanding common stock with respect to all other matters. The distribution will be made as of June 1, 2002, to the holders of record of Lucent common stock as of 5:00 p.m. EDT on May 3, 2002, as further described below.

     You will not be required to pay cash or provide any other consideration or to surrender or exchange any shares of Lucent common stock in order to receive the distribution of Agere common stock.

THE NUMBER OF SHARES YOU WILL RECEIVE

     The actual number of shares of Agere Class A and Class B common stock that we will distribute to you for each share of Lucent common stock that you own at 5:00 p.m. EDT on the May 3, 2002 record date will be calculated as follows:

                           AGERE CLASS A COMMON STOCK
                                   37,000,000
 (The total number of shares of Agere Class A common stock to be distributed in the spin-off.)

                                   divided by
                                 3,432,452,637
(The total number of shares of Lucent common stock outstanding at 5:00 p.m. EDT on May 3, 2002.)

                                 multiplied by
The total number of shares of Lucent common stock that you own at 5:00 p.m. EDT on May 3, 2002.

                           AGERE CLASS B COMMON STOCK
                                  908,100,000
 (The total number of shares of Agere Class B common stock to be distributed in the spin-off.)

                                   divided by
                                 3,432,452,637
(The total number of shares of Lucent common stock outstanding at 5:00 p.m. EDT on May 3, 2002.)

                                 multiplied by
The total number of shares of Lucent common stock that you own at 5:00 p.m. EDT on May 3, 2002.
                             ---------------------

     You will not receive any fractional shares of Agere Class A or Class B common stock in connection with the distribution. Instead, the transfer agent will aggregate all fractional shares and sell them on behalf of those holders who would otherwise be entitled to receive a fractional share. We currently estimate that about three weeks after the distribution date, you will receive a cash payment in an amount equal to your pro rata share of the total net proceeds of that sale.

TRADING BETWEEN THE RECORD DATE AND DISTRIBUTION DATE

     From May 14, 2002, and up to and including May 31, 2002, there will be two markets in Lucent common stock, a "regular way" market and a "when-issued" market. Shares of Lucent common stock that trade on the regular way market will carry an entitlement to shares of Agere Class A and Class B common stock to be distributed pursuant to the spin-off. Shares of Lucent common stock that trade on the when-issued market will trade without an entitlement to shares of Agere Class A and Class B common stock to be distributed pursuant to the spin-off. Therefore, if you owned shares of Lucent common stock at 5:00 p.m. EDT on the record date, and sell those shares on the regular way market prior to or on May 31, 2002, you will also be selling the shares of Agere Class A and Class B common stock that would have been distributed to you pursuant to the spin-off. If you sell shares of Lucent common stock on the when-issued market prior to or on the distribution date, you will still receive the shares of Agere Class A and Class B common stock that were to be distributed to you pursuant to your ownership of Lucent common stock.

     Also from May 14, 2002, and up to and including May 31, 2002, there will be three markets in Agere common stock, a "regular way" market in Agere Class A common stock and "when-issued trading" markets in Agere Class A and Class B common stock. The regular way market will be the same market for shares of Agere Class A common stock that currently exists. The when-issued trading markets will be markets for shares of Agere Class A and Class B common stock that will be distributed to our common shareowners on the distribution date. If you own Lucent common stock at 5:00 p.m. EDT on the record date, then you will be entitled to shares of Agere Class A and Class B common stock distributed pursuant to the spin-off. You may trade this entitlement to shares of Agere Class A and Class B common stock, without the shares of Lucent common stock you own, on the respective when-issued trading markets for these securities.

WHEN AND HOW YOU WILL RECEIVE THE DISTRIBUTION OF AGERE COMMON STOCK

     We will pay the Agere spin-off dividend by releasing our shares of Agere Class A and Class B common stock to The Bank of New York, our transfer agent. As of the June 1, 2002, distribution date, the transfer agent will cause the shares of Agere Class A and Class B common stock to which you are entitled to be registered in your name or in the "street name" of your broker.

     Most of our common shareowners have Lucent common stock held on account by a broker, bank or other nominee. In such cases, the nominee is the registered holder or "street name" for your shares of Lucent common stock and will be recorded as the registered holder of the shares of Agere Class A and Class B common stock you are entitled to receive. Your nominee should in turn electronically credit your account for these shares. If you have any questions in this regard, we encourage you to contact your nominee on the mechanics of having the Agere shares of Class A and Class B common stock posted to your account.

     Agere stock will be issued as uncertificated shares registered in book-entry form through the direct registration system. No certificates representing shares of Agere Class A or Class B common stock will be mailed to registered holders of Lucent common stock in the ordinary course. If you are a registered holder of Lucent common stock, your book-entry shares will be held with Agere's transfer agent, The Bank of New York. Under the direct registration system, instead of receiving stock certificates, you will receive a direct registration transaction advice reflecting your ownership interest in shares of Agere Class A and Class B common stock. The transfer agent will begin mailing direct registration transaction advices so that they will be received on or about the distribution date. When you receive this advice, you will receive information explaining the direct registration system and telling you how to obtain physical stock certificates if you desire to do so.

     The transfer agent will not deliver any fractional shares of Agere Class A or Class B common stock in connection with the distribution. Instead, the transfer agent will aggregate all fractional shares and sell them on behalf of those holders who otherwise would be entitled to receive a fractional share. Such holders will then receive a cash payment in an amount equal to their pro rata share of the total net proceeds of that sale. Your check for any cash that you may be entitled to receive instead of fractional shares of Agere Class A and Class B common stock will follow separately. We currently estimate that it will take about three weeks from the distribution date for the transfer agent to complete check mailings.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     TAX-FREE STATUS OF THE SPIN-OFF. We have received a private letter ruling from the Internal Revenue Service, or the IRS, to the effect that our distribution of shares of the Agere Class A and Class B common stock to our common shareowners in connection with the spin-off and our exchange of shares of Agere Class A common stock for our debt in a debt for equity exchange will qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code, or the Code. The ruling provides that for U.S. Federal income tax purposes:

     - our common shareowners will not recognize gain or loss on the receipt of shares of the Agere Class A and Class B common stock in the spin-off; and

     - we will not recognize gain or loss as a result of the spin-off or the debt for equity exchange.

     Although the private letter ruling is generally binding on the IRS, the continuing validity of the ruling is subject to factual representations and assumptions. We are not aware of any facts or circumstances that would cause those representations or assumptions to be untrue.

     If the spin-off were not to qualify as a tax-free transaction, we would recognize taxable gain equal to the excess of the fair market value on the distribution date of the Agere Class A and Class B common stock distributed in the spin-off over our tax basis in that stock. We would also recognize taxable gain equal to the excess of the fair market value, on the date of the debt for equity exchange, of the shares of Agere Class A common stock exchanged for our debt over our tax basis in that stock. In addition, each common shareowner who receives shares of the Agere Class A and Class B common stock in the spin-off would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of the stock received.

     Even if the spin-off otherwise qualifies as a tax-free distribution for our common shareowners, it might be taxable to us under Section 355(e) of the Code if 50% or more of the stock of Lucent or Agere is acquired as part of a plan or series of related transactions that include the spin-off. For this purpose, any acquisitions of the stock of Lucent or Agere within two years before or after the spin-off are presumed to be part of such a plan, although we or Agere may be able to rebut that presumption. If such an acquisition of the stock of Lucent or Agere triggers the application of

Section 355(e), we would recognize taxable gain as described above but the spin-off would generally be tax-free to each of our common shareowners. Under the Separation and Distribution Agreement between us and Agere, Agere would be required to indemnify us against that taxable gain if it were triggered by an acquisition of Agere's stock.

     ALLOCATION OF TAX BASIS. The tax basis in your shares of Lucent common stock immediately prior to the distribution date will be allocated among your shares of Agere Class A common stock, Agere Class B common stock and Lucent common stock in proportion to their relative fair market values on that date. After the distribution date, your aggregate tax basis in your shares of Agere Class A common stock, Agere Class B common stock and Lucent common stock, including any fractional shares sold for cash as described below, will be the same as your tax basis in your shares of Lucent common stock immediately prior to the distribution date.

     HOLDING PERIOD. The holding period of the shares of Agere Class A and Class B common stock will include the holding period for your shares of Lucent common stock with respect to which your distribution of those shares of Agere stock was made, provided that your shares of Lucent common stock are held as a capital asset on the distribution date.

     TREATMENT OF FRACTIONAL SHARES. If you receive cash in lieu of a fractional share of Agere Class A or Class B common stock as part of the spin-off, the cash will be treated for U.S. Federal income tax purposes as paid in exchange for such fractional share of stock. You will realize a capital gain or loss equal to the difference between the cash you receive for the fractional share and your tax basis in that fractional share as described above under "Allocation of Tax Basis," provided the fractional share is considered to be held as a capital asset. The capital gain or loss will be long-term if your holding period for the stock is more than one year, as calculated above under "Holding Period." The deductibility of capital losses is subject to limitations.

     TAX RETURN STATEMENT. U.S. Treasury regulations require you to attach a detailed statement to your U.S. Federal income tax return for the taxable year in which you receive shares of Agere Class A and Class B common stock setting forth certain information regarding the distribution of the stock. Within a reasonable time after completion of the spin-off, we will provide you with the information necessary to comply with that requirement.

     SUBSEQUENT SALE OF STOCK. If you sell your shares of Agere Class A or Class B common stock, you will recognize gain or loss on the sale equal to the difference between your sales proceeds and the tax basis allocated to the shares you sold, as described above under "Allocation of Tax Basis." The gain or loss will be a capital gain or loss if you held the shares as a capital asset. The capital gain or loss will be long-term if your holding period for the stock is more than one year, as calculated above under "Holding Period." The deductibility of capital losses is subject to limitations.

     YOU SHOULD CONSULT YOUR TAX ADVISER ABOUT THE TAX CONSEQUENCES OF THE SPIN-OFF TO YOU, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS AND POSSIBLE CHANGES IN TAX LAW THAT COULD AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE. NEITHER WE NOR THE TRANSFER AGENT CAN PROVIDE YOU WITH SUCH ADVICE.

                      INFORMATION ABOUT AGERE SYSTEMS INC.

     Agere designs, develops and manufactures integrated circuits for use in a broad range of communications and computer systems and optoelectronic components for communications networks. Agere is the world leader in sales of communications components, which include both integrated circuits and optoelectronic components. Communications components are basic building blocks of electronic and photonic products and systems for terrestrial and submarine, or undersea, communications networks and for communications equipment. Agere's principal executive offices are located at 555 Union Boulevard, Allentown, Pennsylvania 18109.

     Agere was incorporated under the laws of the State of Delaware on August 1, 2000, as our wholly owned subsidiary. On February 1, 2001, we began the separation of Agere by transferring to it the assets and liabilities related to its business. The separation was substantially completed, including the transfer of all assets and liabilities other than prepaid pension costs and postretirement liabilities, when Agere completed its initial public offering in March 2001.

     We originally announced our intention to distribute all our shares of Agere common stock we then owned in a tax-free distribution by September 30, 2001. However, conditions in our credit facilities delayed our ability to effect the distribution. Having satisfied these conditions, we announced on April 22, 2002, our intention to complete the final step of the separation of Agere by distributing all our shares of Agere common stock to our shareowners on a pro rata basis as described in this information statement. After the spin-off, we will not own any Agere common stock and Agere will be a fully independent, publicly traded company.

     For the purpose of accomplishing the contribution and distribution to Agere of certain businesses as well the governance of certain relationships between us and Agere, we and Agere have entered into a separation and distribution agreement, as well as other ancillary agreements. We also entered into supply and research arrangements with Agere.

     The full text of the separation and distribution agreement and other ancillary agreements are filed as exhibits to the Registration Statement on Form S-1/A (No. 333-51594) of Agere, filed with the SEC on February 7, 2001. Discussions of these agreements and the supply and research arrangements between our two companies are contained in reports we and Agere file with the SEC (see "Additional Information," below).

                      INFORMATION ABOUT AGERE COMMON STOCK

AGERE COMMON STOCK

     Under Agere's Certificate of Incorporation, its authorized capital stock is 10,250 million shares of capital stock, comprising 5,000 million shares of Class A common stock, par value $.01 per share, 5,000 million shares of Class B common stock, par value $.01 per share, and 250 million shares of preferred stock, $1.00 par value per share. As of December 31, 2001, Agere has reported that approximately 727.4 million shares of Agere Class A common stock were issued and outstanding, 908.1 million shares of Agere Class B common stock were issued and outstanding and no shares of Agere preferred stock have been issued and are outstanding.

MARKET FOR AGERE COMMON STOCK

     Agere Class A common stock is listed for trading on the New York Stock Exchange, which we refer to as the NYSE, under the trading symbol "AGR.A." A public market was established for Agere Class A common stock as a result of Agere's initial public offering in March 2001. The following table presents the reported high and low sales prices of the Agere Class A common stock, as reported on the NYSE, for the fiscal quarters indicated. We urge you to obtain current quotations for Agere Class A common stock.

                                                              HIGH     LOW
                                                              -----   -----
First fiscal quarter ended December 31, 2001................  $6.30   $4.06
Second fiscal quarter ended March 31, 2002..................   6.10    3.60
Third fiscal quarter ended June 30, 2002 (through May 10,
  2002).....................................................   4.49    2.50

     We currently hold all outstanding shares of Agere Class B common stock and there is currently no established trading market for these shares. On April 30, 2002, Agere received approval, subject to official notice of issuance, from the NYSE of its listing application with respect to 908.1 million shares of Agere Class B common stock, which will trade under the symbol "AGR.B."

AGERE'S TRANSFER AGENT

     The transfer agent and registrar for Agere's common stock is The Bank of New York. As of June 1, 2002, you may contact the transfer agent and registrar at the address set forth below or at its toll free number 1-866-AGEREIR. Stockholders outside the United States may contact the transfer agent and registrar by calling +1-610-312-5320. All correspondence should be sent to the following address:

        The Bank of New York
        c/o Agere Systems Inc.
        Stockholder Relations
        Church Street Station
        P.O. Box 11082
        New York, N.Y. 10286-1082

                             ADDITIONAL INFORMATION

     Agere and we are each subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the Securities Exchange Act, and accordingly each company files annual, quarterly and special reports, proxy statements and other information with the SEC including financial statements. Members of the public may read and copy any materials Agere and we file with the SEC from the SEC's Public Reference Room at its principal office, 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at www.sec.gov that contains materials we and Agere each file electronically with the SEC. Our and Agere's filings can also be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     Agere and us each maintain a website which offers additional information:

     - visit Agere's website at www.agere.com; and

     - visit our website at www.lucent.com.

     Agere has advised us that it has been subject to the Securities Exchange Act reporting requirements for at least 90 days and is current in its reporting. If you would like more information about Agere, we urge you to read Agere's reports filed with the SEC.

QUESTIONS AND ANSWERS

                             ---------------------

    COMPLETION OF SPIN-OFF OF AGERE SYSTEMS INC. THROUGH THE DISTRIBUTION BY

                            LUCENT TECHNOLOGIES INC.
 OF SHARES OF AGERE CLASS A AND CLASS B COMMON STOCK TO ITS COMMON SHAREOWNERS
                             ---------------------

1.  WHAT WILL HAPPEN IN THE SPIN-OFF?

     In the spin-off, we will distribute to our common shareowners all of our interest in Agere comprising 37.0 million shares of Agere Class A common stock and 908.1 million shares of Agere Class B common stock. After the spin-off, Agere will be a separate company, and will no longer be a subsidiary of Lucent.

2.  WHAT WILL I RECEIVE IN THE SPIN-OFF?

     You will receive 0.010779464 of a share of Agere Class A common stock and
0.264563010 of a share of Agere Class B common stock for each share of Lucent common stock you own as of 5.00 p.m. EDT on the May 3, 2002, record date, except that you will not receive any fractional shares. All fractional share interests of Agere Class A and Class B common stock will be aggregated into whole shares of each class and sold by an independent agent in the open market and, instead of receiving fractional shares, you will receive a check representing your pro rata share of the net proceeds received in such sales about three weeks after the June 1, 2002, distribution date.

3. WHAT DO I HAVE TO DO TO RECEIVE MY SHARES OF AGERE CLASS A AND CLASS B COMMON STOCK?

     Nothing. Your shares of Agere Class A and Class B common stock will be either credited to you or your account with your broker, bank or other nominee on or about the June 1, 2002, distribution date.

4.  WHEN WILL I RECEIVE MY SHARES OF AGERE CLASS A AND CLASS B COMMON STOCK?

     If you are a registered holder of Lucent common stock at 5.00 p.m. on May 3, 2002, you will receive an advice following the June 1, 2002, distribution date reflecting the shares of Agere Class A and Class B common stock which have been registered in your name. When you receive this advice you will also receive information telling you how to obtain physical stock certificates if you desire to do so.

5. WHAT IF I HOLD MY SHARES OF LUCENT COMMON STOCK THROUGH MY BROKER, BANK OR OTHER NOMINEE?

     If you hold your shares of Lucent common stock through a broker, bank or other nominee, you are probably not a registered holder of Lucent common stock and your receipt of Agere Class A and Class B common stock depends on your arrangements with the nominee that holds your shares of Lucent common stock for you. We anticipate that nominees generally will credit their customers' accounts with Agere Class A and Class B common stock on or about the distribution date, but you should check with your nominee.

6. WHAT IF I WANT TO SELL MY SHARES OF LUCENT COMMON STOCK OR MY SHARES OF AGERE CLASS A OR CLASS B COMMON STOCK?

     You should consult your own financial adviser, such as your broker, bank or tax advisor. We do not make recommendations on the purchase, retention or sale of shares of Lucent common stock or shares of Agere Class A or Class B common stock. If you do decide to sell your shares, you should make sure your broker or bank understands whether you want to sell your shares of Lucent common stock, your shares of Agere Class A or Class B common stock or a combination thereof. The information statement which accompanies these questions and answers provides information concerning the trading of Lucent common stock and Agere Class A and Class B common stock which may be helpful in discussions with your broker or bank.

7. HOW DOES THE DISTRIBUTION AFFECT THE NUMBER OF SHARES OF LUCENT COMMON STOCK I CURRENTLY HOLD?

     The distribution itself has no effect on the number of shares of Lucent common stock currently held by you. We and Agere are separate companies and, other than the distribution, Lucent common stock and Agere common stock are not related.

8. HOW WILL THE SPIN-OFF AFFECT THE MARKET PRICE OF MY SHARES OF LUCENT COMMON STOCK?

     When the distribution occurs, the market price of Lucent common stock can be expected to decrease, reflecting the full separation of Agere from us. The value of our current interest in Agere will be reflected separately in the value of the Agere Class A and Class B common stock that our shareowners will receive through the distribution.

9.  HOW MUCH IS A SHARE OF AGERE COMMON STOCK WORTH?

     Agere Class A common stock is listed for trading on the New York Stock Exchange under the trading symbol "AGR.A". Since the initial public offering of Agere Class A common stock on March 27, 2001, at a price of $6.00 per share, through May 10, 2002 (the last full day of trading prior to the printing of these Questions and Answers), the Agere Class A common stock had traded on the New York Stock Exchange at prices ranging from $9.50 to $2.50 per share. The closing price of Agere Class A common stock on May 10, 2002, was $3.90 per share.

     There has been no established market for Agere Class B common stock. The New York Stock Exchange has approved the listing of Agere Class B common stock, subject to official notice of issuance, and trading is expected to commence on a "when issued" basis under the trading symbol "AGR.B" on May 14, 2002.

     You are urged to obtain current quotations for the Agere common stock.

10. WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION TO ME AS A LUCENT COMMON SHAREOWNER?

     Based on the private letter ruling we have received from the Internal Revenue Service, you will not recognize any gain or loss on the receipt of shares of Agere Class A or Class B common stock in the spin-off except to the extent you receive cash in lieu of fractional shares of Agere Class A or Class B common stock. Following the distribution date, additional information will be made available to you concerning the tax treatment of cash received in lieu of fractional shares, the calculation of the new tax basis in your shares of Lucent common stock and Agere Class A and Class B common stock, and certain statements that you are required to attach to your U.S. Federal income tax return. You should consult your own tax adviser regarding the effect of the spin-off in your particular situation.

11.  ARE THE SHARES OF AGERE CLASS A AND CLASS B COMMON STOCK FREELY TRADABLE?

     Generally yes. However, any person or entity who is deemed to be an "affiliate" of Agere is subject to certain restrictions on trading Agere common stock, including the requirements of Rule 144 under the Securities Act of 1933, as amended.

12.  WHO SHOULD I CALL FOR MORE INFORMATION ON THE SPIN-OFF?

     If you are a registered holder, you may contact The Bank of New York toll-free at 1-888-LUCENT6 (Domestic) or +1-610-312-5318 (International) or by email to lu-shareholders-svcs@email.bony.com. If you are calling from a bank or brokerage firm, please call Morrow & Co., Inc. at 1-212-754-8000. If your shares of Lucent common stock are held with a broker, bank or other nominee, call 1-877-366-1578.

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